Exhibit 10.11a

Hot Topic Inc., Director Compensation

(As revised March 16, 2012)

Cash Compensation:

MEETINGS	PER MEETING FEE	ANNUAL RETAINER
Board
Member (in-person meeting)	$10,000	-
Telephonic meetings (all directors)	$2,000	-

Audit Committee
Chair	$2,500	$20,000
Member	$1,500	-

Governance & Nominating Committee
Chair	$2,500	$5,000
Member	$1,000	-

Compensation Committee
Chair	$2,500	$10,000
Member	$1,000	-

Other Compensation:

Automatic Options:

Continuing Director Grant:	2,500 options

Discretionary Options:

Continuing Director Grant:	The number of options which will, including the automatic grant, provide a $60,000* aggregate grant.

*Valuation based upon the Black Scholes model (basis is the market closing price on the date of grant).
Stock Bonus Award:

Continuing Director Award:	The number of shares equal to $25,000 divided by the market closing price on the date of grant.

New Director:

Stock Options	The number of stock options equal to $60,000 ** based on the Black Scholes valuation based upon the market closing price (first day serving on board).

Stock Bonus Award	The number of shares equal to $25,000 ** divided by the market closing price on the first day serving on board.

** Stock Options and Stock Bonus award shares prorated based upon portion of board year served.